As filed with the Securities and Exchange Commission on December 16, 2003
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Horace Mann Educators Corporation

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	37-0911756 (I.R.S. Employer Identification No.)

1 Horace Mann Plaza

Springfield, Illinois 62715-0001
(217) 789-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ann M. Caparrós

General Counsel, Chief Compliance Officer and Corporate Secretary
Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
(217) 789-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Conor D. Reilly
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

     Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered	Per Unit	Offering Price	Registration Fee

Debt Securities, Preferred Stock, Common Stock and Depositary Shares(1)	$300,000,000(2)	100%(3)	$300,000,000(3)	$24,270

(1)	Any securities registered hereunder may sold separately or as units with other securities registered hereunder.

(2)	Includes such indeterminate principal amount of debt securities, preferred stock, common stock and depositary shares as may be issued in the event the registrant elects to offer fractional interests in preferred stock and such indeterminate amounts of debt securities, preferred stock or common stock as may be issued upon conversion of, in exchange for or upon exercise of convertible or exchangeable debt securities or preferred stock that provides for exercise or conversion into such securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). The amount of common stock registered in any at-the-market offering by us or on our behalf shall be limited to that which is permissible under rule 415(a)(4)(ii) under the Securities Act. In United States dollars or equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)	Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 under the Securities Act. The aggregate public offering price of the securities being offered hereunder by the registrant will not exceed $300,000,000.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, December 16, 2003

PROSPECTUS

$300,000,000

Debt Securities

Preferred Stock
Common Stock
Depositary Shares

        By this prospectus, Horace Mann Educators Corporation from time to time may offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

      Our common stock is listed on the New York Stock Exchange under the symbol “HMN.”

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

      This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

      The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

The date of this prospectus is                                .

ABOUT THIS PROSPECTUS

      This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf ” registration or continuous offering process. Under this shelf prospectus, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $300,000,000.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

      Unless we have indicated otherwise, references in this prospectus to “Horace Mann,” “we,” “us” and “our” or similar terms are to Horace Mann Educators Corporation, an insurance holding company incorporated in Delaware, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC’s website at http://www.sec.gov (this uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC website into this prospectus). You may also read and copy any document we file with the SEC at the following location of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549

      You may also obtain copies of the documents that we file with the SEC by mail from the Public Reference Section of the SEC, Attention: Public Records Branch, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also post our SEC filings on our website at http://www.horacemann.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

      The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

•	the description of our common stock contained in our effective registration statement on Form 8-A, including any amendment or report filed for the purpose of updating this description (File No. 001-10890);

•	our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 27, 2003;

•	our definitive Proxy Statement for our May 29, 2003 annual shareholder meeting, filed on April 1, 2003;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (filed on May 15, 2003), June 30, 2003 (filed on August 14, 2003 and amended on August 22, 2003) and September 30, 2003 (filed on November 12, 2003); and

•	our Current Reports on Form 8-K dated February 7, 2003, May 2, 2003, July 29, 2003, August 5, 2003, October 28, 2003, October 31, 2003, November 17, 2003, December 3, 2003 and December 8, 2003.

      All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 9 or Item 12 of Form 8-K.

      Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. Each statement about the contents of any contract or other document is qualified in all material respects by reference to such contract or other document.

      We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings by contacting us at the following address or telephone number: Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois 62715-0001, Attention: Corporate Secretary, (217) 789-2500.

FORWARD-LOOKING STATEMENTS

      Certain statements contained in this prospectus and the accompanying prospectus supplement, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and are intended to be covered by the safe harbor created by that section. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. Cautionary statements setting forth important factors that could cause actual results to differ materially from our forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference, and include, but are not limited to:

•	changes in the composition of our assets and liabilities;

•	fluctuations in the market value of securities within our investment portfolio due to credit issues and the related after-tax effect on our shareholders’ equity and total capital through either realized or unrealized investment losses. In addition, the impact of fluctuations in the financial markets on our defined benefit pension plan assets and the related after-tax effect on our operating expenses shareholders’ equity and total capital;

•	prevailing interest rate levels, including the impact of interest rates on (i) unrealized gains and losses on our investment portfolio and the related after-tax effect on our stockholders’ equity and total capital, (ii) the book yield of our investment portfolio and (iii) our ability to maintain appropriate interest rate spreads over the fixed rates guaranteed in our life and annuity products;

•	defaults on interest or dividend payments in our investment portfolio due to credit issues and the resulting impact on investment income;

•	the impact of fluctuations in the capital markets on our ability to refinance outstanding indebtedness or repurchase shares of our outstanding common stock;

•	the frequency and severity of catastrophes such as hurricanes, earthquakes, storms and wildfires, and our ability to maintain a favorable catastrophe reinsurance program, and the collectibility of reinsurance receivables;

•	continued adverse development of property and casualty loss experience and its impact on estimated claims and claim adjustment expenses for losses occurring in prior years;

•	the cyclicality of the insurance industry;

•	business risks inherent in our restructuring of the property and casualty claims operation;

•	the risk related to our dated and complex information systems, which are more prone to error than advanced technology systems;

•	disruptions of the general business climate, investments, capital markets and consumer attitudes caused by geopolitical acts such as terrorism, war or other similar events;

•	the impact of a disaster or catastrophic event affecting our employees or home office facilities and our ability to recover and resume the business operations on a timely basis;

•	our ability to develop and expand our agency force and our direct product distribution systems, as well as our ability to maintain and secure product sponsorships by local, state and national education associations;

•	the competitive impact of new entrants such as mutual funds and banks into the tax-deferred annuity products markets, and our ability to profitably expand our property and casualty business in highly competitive environments;

•	changes in insurance regulations, including (i) those affecting the ability of our insurance subsidiaries to distribute cash to the holding company and (ii) those impacting our ability to profitably write property and casualty insurance policies in one or more states;

•	changes in federal income tax laws and changes resulting from federal tax audits affecting corporate tax rates or taxable income, and regulations changing the relative tax advantages of our life and annuity products to customers;

•	the impact of fluctuations in the financial markets on our variable annuity fee revenues, valuations of deferred policy acquisition costs and value of acquired insurance in force, and the level of guaranteed minimum death benefit reserves;

•	our ability to maintain favorable claims-paying ability, financial strength and debt ratings;

•	adverse changes in policyholder mortality and morbidity rates;

•	the resolution of legal proceedings and related matters; and

•	other factors referenced in supplements to this prospectus.

      Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this prospectus, any prospectus supplements or incorporated herein by reference, whether as a result of new information, future events or otherwise.

THE COMPANY

      We market and underwrite personal lines of property and casualty and life insurance and retirement annuities. We market our products primarily to educators and other employees of public schools and their families. Our approximately 1.0 million customers typically have moderate annual incomes, with many belonging to two-income households. Their financial planning tends to focus on security, savings and primary insurance needs. We believe that Horace Mann is the largest national multi-line insurance company focused on the niche educator market.

      Horace Mann Educators Corporation is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number: (217) 789-2500). Our website address is http://www.horacemann.com. Our website address is included in this prospectus as an inactive textual reference only.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used to reduce outstanding debt or for general corporate purposes, which may include, among others, the following:

•	repaying existing debt;

•	making capital investments;

•	funding working capital requirements; and

•	funding possible acquisitions and investments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

      The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends on a consolidated basis for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 and for the nine-month periods ended September 30, 2003 and 2002. For purposes of computing the ratio of consolidated earnings to combined fixed charges and preference dividends, “earnings” consists of income (loss) before income taxes and interest expense (including amortization of debt issuance cost), “fixed charges” consists of interest expense (including amortization of debt issuance cost), and “preference dividends” consists of the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

Nine Months Ended
	September 30,				Year Ended December 31,

	2003		2002		2002	2001	2000	1999	1998

(Dollars in millions)
Ratio of earnings to fixed charges	0.4x	*	0.0x	**	1.9x	4.0x	2.0x	10.6x	13.3x
Ratio of earnings to combined fixed charges and preference dividends	0.4x	*	0.0x	**	1.9x	4.0x	2.0x	10.6x	13.3x

(*)	For the nine months ended September 30, 2003, earnings available were inadequate to cover fixed charges and combined fixed charges and preference dividends by $2.8 million.

(**)	For the nine months ended September 30, 2002, earnings available were inadequate to cover fixed charges and combined fixed charges and preference dividends by $10.8 million.

DESCRIPTION OF THE DEBT SECURITIES

      The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

      As used in this “Description of the Debt Securities,” the “Company” refers to Horace Mann Educators Corporation and does not, unless the context otherwise indicates, include our subsidiaries.

      Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

      The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

      The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

      Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

      The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

      Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

(1) the title of the debt securities;

(2) any limit upon the aggregate principal amount of the debt securities;

(3) if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

(4) the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

(5) the rate or rates (or method of determination thereof) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

(6) if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

(7) the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(8) if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

(9) our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

(10) whether the debt securities will be represented in whole or in part by one or more global notes registered in the names of a depository or its nominee;

(11) the ranking of such debt securities as senior debt securities or subordinated debt securities;

(12) whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(13) whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion; and

(14) any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

      “Principal” when used herein includes any premium on any series of the debt securities.

      Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

      The debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

      The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

      The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

      We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

      Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

      The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

Events of Default

      An Event of Default with respect to the debt securities of any series is defined in the indentures as:

(1) default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

(3) default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series;

(4) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, whether such indebtedness now exists or is hereafter created, which default involves the failure to pay principal on indebtedness at the final maturity thereof or which has resulted in indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable in an aggregate amount in excess of $40,000,000; or

(5) certain events of bankruptcy, insolvency or reorganization of the Company.

      Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

      The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

      The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

      Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

      No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

      Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

(1) either (a) the Company is the continuing corporation or (b) the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

(2) the Company or such successor corporation, as the case may be, is not, immediately after such merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

      The indenture with respect to any series of debt securities (except for certain specified surviving obligations including the Company’s obligation to pay the principal of and interest on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

      The indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that no such supplemental indenture may:

(1) extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2) reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3) reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

      Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance and Discharge

      The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things:

(1) the Company has delivered to the trustee an opinion of counsel (as specified in the applicable indenture) with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

(a) a ruling of the U.S. Internal Revenue Service to the same effect; or

(b) a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

(2) no Event of Default shall have occurred or be continuing; and

(3) such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

      The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination of Subordinated Debt Securities

      The senior debt securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

      Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:

(1) the principal of and unpaid interest on indebtedness for money borrowed;

(2) purchase money and similar obligations;

(3) obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

(4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

(5) renewals, extensions and refunding of any such indebtedness;

(6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

(7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

      Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

      This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional Senior Indebtedness in the subordinated indenture.

Global Debt Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

      We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

      If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and in our sole discretion, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the

American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

      To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

      Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

      Principal and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to Direct Participants is DTC’s responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

      DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

      We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

      None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF CAPITAL STOCK

General

      Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.

      The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation, our bylaws and the applicable prospectus supplement for additional information about our capital stock. See “Where You Can Find More Information.”

Common Stock

      The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director. Our common stock is listed on the New York Stock Exchange under the symbol “HMN.”

      Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably those dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Upon our liquidation, dissolution or winding up, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to share ratably in all assets remaining or distributions to stockholders after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

      The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be described in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. You should read the applicable certificate of designation for a complete description of a series of preferred stock.

      Our board of directors is authorized, without any further vote or action by our stockholders, to cause up to 1,000,000 shares of preferred stock, $0.001 par value per share, to be issued from time to time in one or more series and to fix, or designate the powers, preferences and rights and the qualifications, limitations and restrictions of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of the series.

      The specific matters that our board of directors may determine with respect to a series of preferred stock, and which we will describe, where applicable, in a prospectus supplement relating to the series of preferred stock, include:

•	the designation of each series;

•	the maximum number of shares of each series;

•	the rate of any dividends, the dates dividends will accrue, whether the series of preferred stock will be issued with an original issue discount and, if so, the computed dividend rate on the series of preferred stock, the dividend payment dates and whether dividends will be cumulative;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company;

•	the terms and conditions of any redemption, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	rights and terms of any conversion or exchange, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	any sinking fund or similar provision, and, if applicable, the terms and provisions relating to the purpose and operation of the fund;

•	any voting rights, in addition to voting rights provided by law; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

      Any or all of these rights may be greater than the rights of the holders of common stock.

      Upon liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock or any other senior ranking securities. Neither the par value nor the liquidation preference of any series of preferred stock is indicative of the prices at which any shares of preferred stock may trade on or after the date of issuance.

      The preferred stock may have voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

•	consummating a merger;

•	reorganizing;

•	selling substantially all of our assets;

•	liquidating; or

•	engaging in other extraordinary corporate transactions without stockholder approval.

      Preferred stock, or rights to purchase preferred stock, could be issued quickly with terms calculated to delay, defer or prevent a change in control of us or to make it more difficult to remove our management. For example, a business combination could be impeded by issuing a series of preferred stock containing class voting rights that would enable the holder or holders of this series to block that transaction. Alternatively, a business combination could be facilitated by issuing a series of preferred stock with sufficient voting rights to provide a required percentage vote of the stockholders.

      In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of the stock. Our board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock unless otherwise required by law or applicable stock exchange requirements.

      Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate. Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with the depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer, and any other matters as may be provided for under the certificate of designation.

Depositary Shares

      We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

      If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

      Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

      After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

      We will pay all fees, charges and expenses of the depositary, including the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

Limitations on Liability and Indemnification of Officers and Directors

      Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, none of our directors will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duties. The provision effectively eliminates our rights and the rights of our stockholders to recover monetary damages against a director for breach of fiduciary duty as a director. This provision does not, however, exonerate directors from liability under federal securities laws or for (1) breach of a director’s duty of loyalty to us or to our stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) specified willful or negligent acts relating to the payment of dividends or the repurchase or redemption of securities or (4) any transaction from which a director has derived an improper personal benefit. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law.

Delaware Business Combination Statute

      We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. If any person acquires 15% or more of our outstanding stock, that person will be subject to the provisions of Section 203.

Transfer Agent and Registrar

      American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

      We may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of our securities.

      The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

      Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

      If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

      If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

      We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

      We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

      Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

LEGAL MATTERS

      The legality of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

      The consolidated financial statements and schedules incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2002 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given their authority as experts in auditing and accounting.

      With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002, June 30, 2003 and 2002 and September 30, 2003 and 2002, incorporated by reference herein, the independent accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in our quarterly report on Form 10-Q for each of the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the independent accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, assuming one issuance of securities:

Securities and Exchange Commission registration fee	$24,270
Printing expenses	$100,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$40,000
Trustee’s fees and expenses	$25,000
Miscellaneous	$10,000
Total	$299,270

      All expenses, other than the SEC registration fee, are estimated.

Item 15.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, Article 9 of the Certificate of Incorporation of Horace Mann Educators Corporation (the “Company”) and Article 8 of the Company’s Bylaws relate to indemnification of the Company’s directors and officers against liabilities arising in connection with the performance of their respective duties.

      Section 145 of the Delaware General Corporation Law provides as follows:

SECTION 145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. — (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

      Article 9 of the Company’s Certificate of Incorporation provides as follows:

Ninth. The Corporation shall indemnify each Director, Officer, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the extent provided in the By-laws of the Corporation as the same may be amended from time to time.

      Article 8 of the Company’s Bylaws provides as follows:

Section 8.1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 8.2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3. Indemnification in Certain Cases. To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1. and 8.2. of this Article 8, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.4. Procedure. Any indemnification under Sections 8.1. and 8.2. of this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Director, Officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 8.1. and 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

Section 8.5. Advances for Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, Officer, employee, or agent to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

Section 8.6. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal, modification, or amendment of this Article 8 shall not adversely affect any rights or obligations then existing between the Corporation and any then incumbent or former Director, Officer, employee, or agent with respect to any facts then or theretofore existing or any action, suit, or proceeding theretofore brought based in whole or in part upon such facts.

Section 8.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8.

Section 8.8. Definition of Corporation. For the purposes of this Article 8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, Officers, employees, and agents, so that any person who is or was a Director, Officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this

Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8.9. Definition of Other Terms. For the purpose of this Article 8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.

      In addition, the Company has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

Item 16.     Exhibits

      A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.     Undertakings.

      (A) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (D)     The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Illinois, on the 16th day of December, 2003.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ LOUIS G. LOWER II

Louis G. Lower II
President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Louis G. Lower II and Peter H. Heckman, and each one of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all things that each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LOUIS G. LOWER II Louis G. Lower II	President, Chief Executive Officer and a Director (Principal Executive Officer)	December 16, 2003

/s/ PETER H. HECKMAN Peter H. Heckman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2003

/s/ BRET A. CONKLIN Bret A. Conklin	Senior Vice President and Controller (Principal Accounting Officer)	December 16, 2003

/s/ JOSEPH J. MELONE Joseph J. Melone	Chairman of the Board	December 16, 2003

/s/ WILLIAM W. ABBOTT William W. Abbott	Director	December 16, 2003

Signature	Title	Date

/s/ MARY H. FUTRELL Mary H. Futrell	Director	December 16, 2003

/s/ DONALD E. KIERNAN Donald E. Kiernan	Director	December 16, 2003

/s/ JEFFREY L. MORBY Jeffrey L. Morby	Director	December 16, 2003

/s/ SHAUN O’MALLEY Shaun O’Malley	Director	December 16, 2003

/s/ CHARLES A. PARKER Charles A. Parker	Director	December 16, 2003

EXHIBIT INDEX

Exhibit
No.	Exhibit

1.1(a)	Form of Debt Securities Underwriting Agreement.
1.1(b)	Form of Equity Securities Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Horace Mann Educators Corporation, filed with the Delaware Secretary of State on June 24, 2003, incorporated by reference to Exhibit 3.1 to Horace Mann Educators Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2003.
4.2	Bylaws of Horace Mann Educators Corporation, incorporated by reference to Exhibit 3.2 to Horace Mann Educators Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003.
4.3(a)	Form of Senior Indenture.
4.3(b)	Form of Subordinated Indenture.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
12.1(a)	Statement regarding computation of ratio of earnings to fixed charges.
12.2(b)	Statement regarding computation of ratio of earnings to combined fixed charges and preference dividends.
15.1	Letter regarding unaudited interim financial information.
23.1	Consent of KPMG LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (see signature page included in the Registration Statement).
25.1*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

*	To be filed via Form 8-K.